UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2020

VALIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28423	58-2541997
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6 Gurdwara Street, Suite 205 Ottawa, Canada	K2E 8A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (613) 224-3535

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	VLDI	OTC Market QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01Other Events.

On March 4, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the order was modified and superseded by a new SEC order (Release No. 34-88465), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak (the “SEC Order”). The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

Validian Corporation (the “Company”) is relying on the SEC Order in light of the circumstances and uncertainty surrounding the effects of the coronavirus disease 2019 (COVID-19) pandemic, and is delaying the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by up to 45 days. In particular, the Company’s operations are primarily located in Ottawa, Canada, which has imposed a continuing nationwide lockdown, isolation and quarantine to address the COVID-19 pandemic. As a consequence, the Company’s head office is very thinly staffed, and the Company’s accounting personnel, who are generally working remotely, have only limited access to the Company’s financial records. In addition, the COVID-19 outbreak has made collection of data slower and more difficult. Management is therefore currently unable to timely prepare and review the Annual Report or to determine COVID-19’s impact on the Company’s financial statements for the 2019 fiscal year. The Company will file its Annual Report by no later than June 29, 2020, which is 45 days after the original due date of its Annual Report.

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, with the following risk factor:

The Company is a development stage company and ongoing development and testing could be delayed if the personnel responsible for development and testing are isolated, quarantined or ill due to COVID-19. The COVID-19 outbreak may also create downward pressure on the demand for the software and technology products in which we transact our business, but we may not be able to fully assess the effects of the outbreak on our business at this time.

The Company provides cyber security middleware that builds, deploys and manages Trusted Distributed Applications on centralized or decentralized networks, to seal off the application and data therein from threats posed by malicious parties. The coronavirus disease 2019 (COVID-19) outbreak may depress demand, as the organizations, which buy cyber security products, have been severely and adversely impacted by the outbreak. Moreover, our visibility on the particular effects of the COVID-19 outbreak on our business is limited, as information regarding the extent and progression of the outbreak, and the extent of its impact on our business, is currently lacking.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our future financial or business performance or strategies, results of operations or financial condition. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors. In addition to those risks described from time to time in our filings with the Securities and Exchange Commission and other similar risks, the forward-looking statements in this Form 8-K are subject to the uncertainties regarding the duration, spread and effects of COVID-19, and its economic, financial and market consequences generally and on our business in particular. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALIDIAN CORPORATION

Dated:   May 15, 2020By: /s/ Bruce Benn

Bruce Benn,

President, Chief Executive Officer

and Chief Financial Officer